As filed with the Securities and Exchange Commission on June 24, 2010

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________

CVS CAREMARK CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware		05-0494040
(State or other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
One CVS Drive Woonsocket, RI 02895 (401) 765-1500
(Address including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_________________

CVS CAREMARK CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN CVS CAREMARK CORPORATION 2010 INCENTIVE COMPENSATION PLAN (Full Title of the Plan)

David M. Denton Executive Vice President and Chief Financial Officer CVS Caremark Corporation One CVS Drive Woonsocket, RI 02895 (401) 765-1500
(Name, address and telephone number, including area code, of agent for service)
_________________
With a copy to:
Edmond T. FitzGerald, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000
_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock, par value $0.01 each to be issued under the CVS Caremark Corporation 2007 Employee Stock Purchase Plan	15,000,000	$31.41	$471,150,000	$33,593.00
Common Stock, par value $0.01 each to be issued under the CVS Caremark Corporation 2010 Incentive Compensation Plan	74,000,000	$31.41	$2,324,340,000	$165,726.00
Total Shares	89,000,000	$31.41	$2,795,490,000	$199,319.00

(1)
This Registration Statement on Form S-8 (the “Registration Statement”) covers shares of Stock (“Common Stock”) of CVS Caremark Corporation (the “Company” or the “Registrant”) (i) issuable pursuant to the CVS Caremark Corporation 2007 Employee Stock Purchase Plan and the CVS Caremark Corporation 2010 Incentive Compensation Plan (each a “Plan”, and, collectively, the “Plans”), (ii) to be issued in the future under the Plans and (iii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, or other similar transaction.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reputed for a share of Common Stock on the New York Stock Exchange on June 23, 2010.

(3)	Rounded up to the nearest penny.

PART I

The information specified in Item 1 and Item 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by CVS Caremark Corporation (the “Company” or the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”) are incorporated herein by reference:

(a)      The Company’s Annual Report on Form 10-K (Registration No. 001-01011) for the fiscal year ended December 31, 2009.

(b)      All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act by the Company since the end of the fiscal year covered by the current report referred to in (a) above.

(c)      The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form S-4, filed with the Commission on December 19, 2006 (Registration Statement 333-139470), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

With respect to the unaudited condensed consolidated interim financial information of CVS Caremark Corporation for the quarter ended March 31, 2010, incorporated by reference in this Registration Statement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 4, 2010, included in CVS Caremark Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. CVS Caremark Corporation’s Amended and Restated Certificate of Incorporation currently provides that CVS Caremark Corporation will indemnify to the fullest extent permitted by the DGCL any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding.

Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The CVS Caremark Corporation charter provides that no director will be liable to CVS Caremark Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

The directors and officers of CVS Caremark Corporation are insured under a policy of directors’ and officers’ liability insurance.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1
Amended and Restated Certificate of Incorporation of CVS Caremark Corporation (incorporated by reference to Exhibit 3.1 of CVS Caremark Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective May 13, 1998 (incorporated by reference to Exhibit 4.1A to Registrant’s Registration Statement No. 333-52055 on Form S-3/A dated May 18, 1998).

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective March 22, 2007 (incorporated by reference to Exhibit 3.1 of CVS Caremark Corporation’s Report on Form 8-K filed on March 23, 2007).

4.4	Certificate of Merger dated May 9, 2007 (incorporated by reference to Exhibit 3.1C to Registrant’s Quarterly Report on Form 10-Q dated November 1, 2007).

4.5
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective May 12, 2010 (incorporated by reference to Exhibit 3.1 of CVS Caremark Corporation’s Report on Form 8-K filed on May 13, 2010).

4.6	By-laws of CVS Caremark Corporation, as amended and restated (incorporated by reference to Exhibit 3.2 of CVS Caremark Corporation’s Report on Form 8-K filed on May 13, 2010).

5	Opinion of Davis Polk & Wardwell.

15	Letter of Ernst & Young LLP re: Unaudited Interim Financial Information.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Power of Attorney (included in the signature pages hereof).

99.1	CVS Caremark Corporation 2007 Employee Stock Purchase Plan (incorporated by reference to Exhibit D of CVS Caremark Corporation’s Proxy Statement on Schedule 14A filed on April 4, 2007).

99.2
CVS Caremark Corporation 2010 Incentive Compensation Plan (incorporated by reference to Exhibit C of CVS Caremark Corporation’s Proxy Statement on Schedule 14A filed on March 29, 2010, as amended by the Schedule 14A filed on April 26, 2010).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CVS Caremark Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on the 24th day of June, 2010.

CVS Caremark Corporation

By:	/s/ David M. Denton
	Name:	David M. Denton
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints David M. Denton as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable CVS Caremark Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 24th day of June, 2010 by the following persons in the following capacities.

Signature	Title	Date

/s/ Thomas M. Ryan
Thomas M. Ryan	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	June 24, 2010

/s/ Larry J. Merlo
Larry J. Merlo	President, Chief Operating Officer and Director	June 24, 2010

/s/ David M. Denton
David M. Denton	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 24, 2010

/s/ Laird K. Daniels
Laird K. Daniels	Senior Vice President – Finance and Controller (Principal Accounting Officer)	June 24, 2010

/s/ Edwin M. Banks
Edwin M. Banks	Director	June 24, 2010

/s/ C. David Brown II
C. David Brown II	Director	June 24, 2010

/s/ David W. Dorman
David W. Dorman	Director	June 24, 2010

/s/ Kristen Gibney Williams
Kristen Gibney Williams	Director	June 24, 2010

/s/ Marian L. Heard
Marian L. Heard	Director	June 24, 2010

/s/ William H. Joyce
William H. Joyce	Director	June 24, 2010

/s/ Jean-Pierre Millon
Jean-Pierre Millon	Director	June 24, 2010

/s/ Terrence Murray
Terrence Murray	Director	June 24, 2010

/s/ C.A. Lance Piccolo
C.A. Lance Piccolo	Director	June 24, 2010

/s/ Sheli Z. Rosenberg
Sheli Z. Rosenberg	Director	June 24, 2010

/s/ Richard J. Swift
Richard J. Swift	Director	June 24, 2010

EXHIBIT INDEX

Exhibit Number
4.1
Amended and Restated Certificate of Incorporation of CVS Caremark Corporation (incorporated by reference to Exhibit 3.1 of CVS Caremark Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective May 13, 1998 (incorporated by reference to Exhibit 4.1A to Registrant’s Registration Statement No. 333-52055 on Form S-3/A dated May 18, 1998).

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective March 22, 2007 (incorporated by reference to Exhibit 3.1 of CVS Caremark Corporation’s Report on Form 8-K filed on March 23, 2007).

4.4	Certificate of Merger dated May 9, 2007 (incorporated by reference to Exhibit 3.1C to Registrant’s Quarterly Report on Form 10-Q dated November 1, 2007).

4.5
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective May 12, 2010 (incorporated by reference to Exhibit 3.1 of CVS Caremark Corporation’s Report on Form 8-K filed on May 13, 2010).

4.6	By-laws of CVS Caremark Corporation, as amended and restated (incorporated by reference to Exhibit 3.2 of CVS Caremark Corporation’s Report on Form 8-K filed on May 13, 2010).

5	Opinion of Davis Polk & Wardwell.

15	Letter of Ernst & Young LLP re: Unaudited Interim Financial Information.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Power of Attorney (included in the signature pages hereof).

99.1	CVS Caremark Corporation 2007 Employee Stock Purchase Plan (incorporated by reference to Exhibit D of CVS Caremark Corporation’s Proxy Statement on Schedule 14A filed on April 4, 2007).

99.2
CVS Caremark Corporation 2010 Incentive Compensation Plan (incorporated by reference to Exhibit C of CVS Caremark Corporation’s Proxy Statement on Schedule 14A filed on March 29, 2010, as amended by the Schedule 14A filed on April 26, 2010).